September 23, 2008

U.S. Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Re:	Sino Fibre Communications, Inc.
File No:	000‐52709

Dear Sirs/Madams:

We have read Sino Fibre Communications, Inc.s statements included under Item 4.01 of its
Form 8-K/A dated September 23, 2008, which was filed with the Securities and Exchange
Commission, and we agree with such statements as they pertain to our Firm.

/S/ Malone & Bailey PC
MALONE & BAILEY, PC
www.malone‐bailey.com
Houston, Texas